Exhibit 99.1


                  RARE Hospitality International Reports First-
                Quarter 2005 Earnings of $0.44 Per Diluted Share


    ATLANTA--(BUSINESS WIRE)--April 20, 2005--RARE Hospitality International, Inc. (NASDAQ: RARE) today announced financial results for the first quarter of fiscal 2005. Revenues for the quarter, which ended March 27, 2005, increased 14.3% to $229,970,000 from $201,117,000 for the first quarter of fiscal 2004. Net income was $15,464,000, or $0.44 per diluted share, for the first quarter of 2005 compared with $14,827,000, or $0.42 per diluted share, for the first quarter of 2004.
    RARE also announced that its Board of Directors has authorized the repurchase of up to $29.0 million of the Company's outstanding common stock from time-to-time through May 1, 2007. The Company's existing share-repurchase authorization will expire on May 1, 2005.
    Operating highlights for each of the Company's three growth concepts follow.
    LongHorn Steakhouse - Revenues for LongHorn Steakhouse increased 13.8% for the first quarter of 2005, primarily as a result of the expansion of the number of LongHorn Steakhouse restaurants in operation to 217 by the end of the quarter, from 194 at the end of the first quarter of 2004. The concept also achieved its 13th consecutive quarter of growth in same-store sales, with a 1.8% increase for the first quarter. The Company expects to open a total of 26 to 27 LongHorn Steakhouse restaurants during 2005. Seven of these restaurants opened in the first quarter and eight openings are planned in the second quarter.
    Bugaboo Creek Steak House - Bugaboo Creek's revenues for the first quarter of 2005 rose 1.4%. This increase reflected the impact of two additional Bugaboo Creek restaurants in operation at the end of the quarter, compared with the end of the first quarter last year, offset by a 4.5% decline in same-store sales. Among the factors affecting same-store sales were severe winter storms, which affected all the concept's restaurants during the quarter. RARE plans to open three Bugaboo Creek restaurants in 2005, with one planned in the second quarter.
    The Capital Grille - First-quarter revenues increased 28.7% for The Capital Grille. The concept produced an increase in same-store sales for the quarter of 5.7%, its 12th consecutive quarterly increase. In addition, The Capital Grille completed the first quarter of 2005 with 20 restaurants in operation, up from 17 at the end of the first quarter of 2004. RARE expects to open three The Capital Grille restaurants during the remainder of 2005, including two scheduled to open in the second quarter.
    RARE today established its guidance for earnings per diluted share for the second quarter of 2005 in a range of $0.39 to $0.41. This guidance is based on, among other factors, an assumed comparable-quarter same-store sales performance in a range of 3% to 4% for LongHorn Steakhouse, -1% to 0% for Bugaboo Creek and 4% to 5% for The Capital Grille, and the planned restaurant openings for the second quarter discussed above.
    Additionally, RARE adjusted its annual guidance for earnings per diluted share for fiscal 2005 to a range of $1.53 to $1.57. This increase reflects the recently announced delay in the required adoption of FAS No. 123R, Accounting for Stock-Based Compensation. This guidance also includes expense of $0.02 per diluted share related to restricted stock to be issued as part of the recently adopted stock-based compensation plan for management. RARE's guidance for 2005 is based on its assumptions regarding same-store sales increases in a range of 3% to 4% for LongHorn Steakhouse, 0% to 1% for Bugaboo Creek and 4% to 5% for The Capital Grille.
    Of course, the statements contained in the immediately preceding paragraphs are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.
    Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE, commented, "In a challenging cost environment, RARE will continue to focus on controlling those aspects of its business that are within our control. Simply put, our long-term success depends on growing guest loyalty by delivering memorable dining experiences. We will continue our efforts to build the best team in the industry, and we are confident that the people of RARE can and will rise to the challenge."
    RARE Hospitality International will hold a conference call to discuss this release tomorrow, April 21, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking Investor Relations or by going to www.vcall.com. Participants are encouraged to go to the selected web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on July 20, 2005.
    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large restaurant base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation affecting the restaurant industry; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2004 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
    RARE Hospitality International, Inc. currently owns, operates and franchises 274 restaurants, including 224 LongHorn Steakhouse restaurants, 28 Bugaboo Creek Steak House restaurants and 20 The Capital Grille restaurants.


                 RARE HOSPITALITY INTERNATIONAL, INC.
              Unaudited Consolidated Financial Highlights
                 (In thousands, except per share data)

                                                    Fiscal Quarter
                                                 ---------------------
                                                    13 Weeks Ended
                                                 ---------------------
                                                  Mar. 27,    Mar. 28,
Statement of Operations Data:                       2005        2004
                                                 ---------   ---------
Revenues:
  Restaurant sales:
     LongHorn Steakhouse                         $ 165,194   $145,159
     The Capital Grille                             38,392     29,837
     Bugaboo Creek Steak House                      24,635     24,286
     Specialty concepts                              1,652      1,736
                                                 ---------   --------
         Total restaurant sales                    229,873    201,018
     Franchise revenues                                 97         99
                                                 ---------   --------
         Total revenues                            229,970    201,117
                                                 ---------   --------
Costs and expenses:
  Cost of restaurant sales                          83,698     72,574
  Operating expenses - restaurants                 100,302     85,673
  Depreciation and amortization - restaurants        8,371      7,179
  Pre-opening expense                                1,627      1,594
  General and administrative expenses               12,423     11,660
                                                 ---------   --------
         Total costs and expenses                  206,421    178,680
                                                 ---------   --------
     Operating income                               23,549     22,437
Interest expense, net                                  257        116
Minority interest                                      126        109
                                                 ---------   --------
  Earnings before income taxes                      23,166     22,212
Income tax expense                                   7,702      7,385
                                                 ---------   --------
         Net earnings                            $  15,464   $ 14,827
                                                 =========   ========
Basic earnings per common share                  $    0.45   $   0.44
                                                 =========   ========
Diluted earnings per common share                $    0.44   $   0.42
                                                 =========   ========
Weighted average common shares outstanding
  Basic                                             34,132     33,592
                                                 =========   ========
  Diluted                                           35,378     35,576
                                                 =========   ========

                                                  Mar. 27,   Dec. 26,
Balance Sheet Data:                                2005       2004
                                                 ---------   ---------
Cash and short-term investments                  $  56,483   $ 54,442
Total assets                                       577,117    568,120
Long-term debt                                          --         --
Obligations under capital leases, net of current
 installments                                       37,071     37,136
Minority interest                                    1,354      1,309
Total shareholders' equity                         423,198    404,634



    CONTACT: RARE Hospitality International Inc., Atlanta
             W. Douglas Benn, 770-399-9595